Exhibit 31.2

CERTIFICATION OF THE PRINCIPAL FINANCIAL OFFICER

I, Steve Gannon, certify that:

1.	I have reviewed this Quarterly Report on Form 10-Q of APTALIS PHARMA INC.; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 27, 2012

/s/ Steve Gannon
Steve Gannon
Senior Vice President and Chief Financial Officer
(Principal Financial Officer)